Registration No. 333-__________
As filed with the Securities and Exchange Commission on June 19, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

PEOPLE’S UTAH BANCORP
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0622021 (I.R.S. Employer Identification No.)
1 East Main Street American Fork, UT (Address of Principal Executive Offices)	84003 (Zip Code)
____________________

People’s Utah Bancorp Incentive Plan
People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan
People’s Utah Bancorp 2014 Incentive Plan
(Full title of the plan)

____________________

Richard T. Beard
President and Chief Executive Officer
1 East Main Street
American Fork, UT 84003
(801) 642-3998

(Name, address and telephone number, including area code, of agent for service of process)
____________________

Copies to:
Nolan S. Taylor
David F. Marx
Dorsey & Whitney LLP
136 South Main Street, Suite 1000
Salt Lake City, UT 84101
(801) 933-7360
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

ALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, $0.01 par value, issuable pursuant to the People’s Utah Bancorp Incentive Plan	136,699	$4.85(2)	$662,990.15(2)	$77.04
Common Shares, $0.01 par value, issuable pursuant to the People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan	724,569	$5.96(2)	$4,318,431.24(2)	$501.80
Common Shares, $0.01 par value, issuable pursuant to the People’s Utah Bancorp 2014 Incentive Plan	794,133	$15.13(3)	$12,017,172.81(3)	$1,396.40

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also relates to such additional number of shares available for issuance under the plans as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plans.

(2)
Estimated solely for the purpose of calculating the registration fee for the shares of common stock to be issued under the People’s Utah Bancorp Incentive Plan and the People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan, in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the weighted average price per share at which the options may be exercised.

(3)
Estimated solely for the purpose of calculating the registration fee for the shares of common stock to be issued under the People’s Utah Bancorp 2014 Incentive Plan (the “2014 Incentive Plan”) in accordance with Rules 457(c) and (h) under the Securities Act, on the basis of (i) the weighted average price per share at which 191,487 options issued previously under the 2014 Incentive Plan may be exercised, and (ii) the average of the high and low prices per share of the common stock of People’s Utah Bancorp as reported on The NASDAQ Capital Market on June 16, 2015, for 39,720 restricted stock units issued previously under the 2014 Incentive Plan and the remaining 562,926 shares under the 2014 Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in each of the (i) People’s Utah Bancorp Incentive Plan, (ii) People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan, and (iii) People’s Utah Bancorp 2014 Incentive Plan (the “Plans”) as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by People’s Utah Bancorp (the “Company,” “we,” “us” or “our”), are incorporated by reference in this Registration Statement, as of their respective dates:

(a)	the Company’s Prospectus filed pursuant to Rule 424(b) under the Securities Act on June 11, 2015;

(b)	the Company’s Current Report on Form 8-K filed on June 16, 2015; and

(c)
the description of the Company’s Common Shares, $0.01 par value, as contained in the Registration Statement on Form 8-A filed on June 5, 2015, including any amendment or report filed for the purpose of updating such description filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.                                Description of Securities.

Not applicable.

Item 5.                                Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                Indemnification of Directors and Officers.

Pursuant to our Amended and Restated Bylaws, we will, to the fullest extent permitted by the Utah Revised Business Corporation Act (the “Utah Statute”), indemnify our directors and officers with respect to expenses, settlements, judgments and fines in suits (including actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action) in which such person was made a party by reason of the fact that he or she is or was a director or officer, or being or having been such a director or officer, such person was serving as a director, officer, associate or other agent (i) for an enterprise of which we hold the majority of shares entitled to vote in the election of its directors (such as our subsidiary the Bank of American Fork), or (ii) at our request, for another enterprise. No such indemnification may be given if the acts or omissions of the person are finally adjudged to be intentional misconduct or a knowing violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

We have entered into separate indemnification agreements with our officers directors, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our officers and directors for certain expenses, including attorneys’ fees incurred by an officer or director in any action or proceeding arising out of their services as one of our officers or directors, or as an officer or director of any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

In addition, as authorized by the Utah Statute, our Amended and Restated Articles of Incorporation provide that the directors shall not be personally liable for monetary damages to the corporation relating to their conduct as directors, except for liabilities that involve intentional misconduct or a knowing violation of law by the directors, the authorization or illegal distributions to shareholders or loans to directors or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for an alleged breach of their duties.

Section 908 of the Utah Statute also permits a Utah corporation to purchase and maintain insurance on behalf of its officers and directors. Our bylaws permit us to purchase such insurance on behalf of our officers and directors. We maintain a policy of liability insurance for our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.                                Exemption from Registration Claimed.

Not applicable.

Item 8.                                Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of People’s Utah Bancorp (incorporated by reference to Exhibit 3.1 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

4.2	Amended and Restated Bylaws of People’s Utah Bancorp (incorporated by reference to Exhibit 3.2 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).
4.3
Specimen Share Certificate for Common Shares of People’s Utah Bancorp (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed May 5, 2015) (File No. 333-203518)).

4.4
Shareholder Agreement by and among People’s Utah Bancorp and certain shareholders dated
October 18, 2013 (incorporated by reference to Exhibit 4.2 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

Exhibit Number	Description
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Tanner LLC.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included with the signatures in Part II of this Registration Statement).
99.1	People’s Utah Bancorp 2014 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).
99.2
People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

99.3	People’s Utah Bancorp Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).
99.4
Form of 2014 Incentive Plan Notice of Stock Option Grant and Stock Option Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

99.5
Form of 2014 Incentive Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

Item 9.                                Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of American Fork, State of Utah, on June 19, 2015.

PEOPLE’S UTAH BANCORP

By:	/s/ Richard T. Beard
Name: Richard T. Beard
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard T. Beard and Wolfgang T. N. Muelleck, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date

/s/ Richard T. Beard Richard T. Beard	President, Chief Executive Officer and Director (principal executive officer)	June 19, 2015

/s/ Wolfgang T. N. Muelleck Wolfgang T. N. Muelleck	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	June 19, 2015

/s/ Paul R. Gunther Paul R. Gunther	Chairman	June 19, 2015

/s/ Dale O. Gunther Dale O. Gunther	Director	June 19, 2015

/s/ Blaine C. Gunther Blaine C. Gunther	Director	June 19, 2015

/s/ David G. Anderson David G. Anderson	Director, Chief Credit Officer	June 19, 2015

/s/ Fred W. Fairclough, Jr. Fred W. Fairclough, Jr.	Director	June 19, 2015

Name	Title	Date

/s/ R. Brent Anderson R. Brent Anderson	Director	June 19, 2015

/s/ Melvin L. Kirkham Melvin L. Kirkham	Director	June 19, 2015

/s/ Paul R. Gunther Paul R. Gunther	Director	June 19, 2015

/s/ Deborah S. Bayle Deborah S. Bayle	Director	June 19, 2015

/s/ Anthony J. Hall Anthony J. Hall	Director, President and Chief Executive Officer of LSB	June 19, 2015

/s/ Douglas H. Swenson Douglas H. Swenson	Director	June 19, 2015

/s/ William D. Marsh William D. Marsh	Director	June 19, 2015

Exhibit Index to

Form S-8

People’s Utah Bancorp

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of People’s Utah Bancorp (incorporated by reference to Exhibit 3.1 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

4.2	Amended and Restated Bylaws of People’s Utah Bancorp (incorporated by reference to Exhibit 3.2 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).
4.3
Specimen Share Certificate for Common Shares of People’s Utah Bancorp (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed May 5, 2015) (File No. 333-203518)).

4.4
Shareholder Agreement by and among People’s Utah Bancorp and certain shareholders dated
October 18, 2013 (incorporated by reference to Exhibit 4.2 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Tanner LLC.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included with the signatures in Part II of this Registration Statement).
99.1	People’s Utah Bancorp 2014 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).
99.2
People’s Utah Bancorp Amended and Restated 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

99.3	People’s Utah Bancorp Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).
99.4
Form of 2014 Incentive Plan Notice of Stock Option Grant and Stock Option Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).

99.5
Form of 2014 Incentive Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Draft Registration Statement on Form S-1 filed March 11, 2015) (File No. 377-00948)).